SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 22, 2003 (Date of earliest event reported)    Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 Gateway Boulevard, Suite 310

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Item 12.	Results of Operations and Financial Condition

On October 22, 2003, Charles & Colvard, Ltd. issued a joint press release with C. Eric Hunter and his wife, Jocelyn Hunter, announcing the settlement of all claims made by the Hunters in their lawsuit against the Company pending in the U.S. District Court for the Middle District of North Carolina and its affect on the Company’s fiscal 2003 third quarter Results of Operations. A copy of this press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun

James R. Braun Vice President of Finance and Chief Financial Officer
Date: October	23, 2003